UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2019
__________________________________________
Aerojet Rocketdyne Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 N. Pacific Coast Highway, Suite 500 El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 252-8100
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.126-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2019, General Merrill A. McPeak, USAF (Ret.), a member of the Board of Directors (the “Board”) of Aerojet Rocketdyne Holdings, Inc. (the “Company”), notified the Company that he intends to retire from the Board and will not stand for re-election as a director at the 2019 annual meeting of stockholders and that Gen. McPeak’s decision was not the result of any disagreement related to any matter involving the Company’s operations, policies or practices. The Company is grateful to Gen. McPeak for his service and wishes him the very best in his future endeavors. Further, the Board has determined to decrease the size of the Board from eight to seven directors, effective as of Gen. McPeak’s departure.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 26, 2019	Aerojet Rocketdyne Holdings, Inc.

	By:	/s/ Arjun L. Kampani
Arjun L. Kampani
Vice President, General Counsel and Secretary